Exhibit 10.2

TWELFTH AMENDMENT TO
CONTRACT FOR PURCHASE AND SALE OF REAL ESTATE
(Sky Ranch)

THIS TWELFTH AMENDMENT TO CONTRACT FOR PURCHASE AND SALE OF REAL ESTATE (this “Amendment”) is made effective as of January 22, 2019 (the “Effective Date”), by and between PCY HOLDINGS, LLC, a Colorado limited liability company (“Seller”), and KB HOME COLORADO INC., a Colorado corporation (“Purchaser”). Seller and Purchaser may be referred to collectively as the “Parties.”

RECITALS

A.          Seller and Purchaser previously entered into a Contract for Purchase and Sale of Real Estate effectively dated June 29, 2017, as amended (the “Contract”) for approximately 149 platted single-family detached residential lots in the Sky Ranch master planned residential community (the “Community”) in the County of Arapahoe, State of Colorado.

B.           Pursuant to Section 1 of the Contract, Seller shall convey the Lots to Purchaser at six (6) closings (each, a “Takedown”, and collectively, the “Takedowns”).

C.          Pursuant to Section 6(b)(ii) of the Contract, it is a condition of Purchaser’s obligation to close on the Lots included within the first closing (“Takedown 1”), that Seller Substantially Complete the Finished Lot Improvements for all Lots identified on Exhibit A, attached hereto and incorporated herein by this reference (the “First Closing Lots”).

D.          To facilitate Purchaser’s construction of model homes within the Community, Seller and Purchaser have agreed that Purchaser shall purchase from Seller those four (4) First Closing Lots described on Exhibit B, attached hereto and incorporated herein by this reference (the “Model Home Lots”) and that Takedown 1 shall be divided into two (2) separate Takedowns, the first of which will occur upon Seller’s Substantial Completion of the Finished Lot Improvements for the Model Home Lots (“Takedown 1(a)”) and the second of which will occur upon Seller’s Substantial Completion of the Finished Lot Improvements for the remainder of the First Closing Lots (“Takedown 1(b)”).

E.          Seller and Purchaser now desire to further amend the terms and conditions of the Contract as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and Seller hereby agree as follows:

1.          Recitals; Capitalized Terms.  The recitals set forth above are true and correct and are incorporated herein in their entirety by this reference.  Capitalized terms not defined in this Amendment shall have the meanings set forth in the Contract.

2.          Finished Lot Improvements; Completion Notice.  In accordance with Section 5(b)(i) of the Contract, Seller hereby notifies Purchaser that Seller has Substantially Completed the Finished Lot Improvements for the Model Home Lots.  On or before that date which is ten (10) business days after the Effective Date hereof, the Parties shall: (i) conduct a joint walk-through of the Model Home Lots to confirm Substantial Completion thereof, and (ii) identify any Punch-List Items related thereto.

3.          Takedown 1(a) Closing Date.  The Closing for Takedown 1(a) (“Takedown 1(a) Closing”) shall occur concurrent with the execution of this Amendment.

4.          Purchase Price.  The purchase price for the Model Home Lots shall be $300,000 ($75,000 per Lot) (“Purchase Price”).  The Purchase Price shall be paid by Purchaser to Seller by wire transfer or certified funds at the Takedown 1(a) Closing.

5.          Purchase and Sale.  Section 1 of the Contract, as amended by the 10th Amendment, is hereby amended to delete the language related to the Takedown 1 Closing and replace the same with the following:

At the Takedown 1(a) Closing (“Takedown 1(a) Closing”), four (4) Lots of which 0 are SFD 45’ Lots and 4 are SFD 50’ Lots.

At the Takedown 1(b) Closing (“Takedown 1(b) Closing”), twenty-one (21) Lots of which 9 are SFD 45’ Lots and 12 are SFD 50’ Lots.

6.          Purchase Price Escalator.  The first sentence of Section 2(b) of the Contract is hereby deleted in its entirety and replaced with the following:

The Purchase Price of each Lot that is acquired at any Closing after the Takedown 1(b) Closing will increase by an amount equal to the amount of simple interest that would accrue on the Purchase Price for a Lot for the period elapsing between the date that the Takedown 1(b) Closing occurs until the date the applicable Closing occurs, at a per annum rate equal to two and one-half percent (2.5%) (the “Escalator”).

7.          Payment Obligations; Amenity Development Agreement.  The Parties acknowledge and agree that Purchaser’s Initial Payment due in accordance with Section 5.1.2 of the Amenity Development Agreement and Escrow Instructions, dated August 9, 2018 (the “Amenity Agreement”) with respect to the Takedown 1(a) Lots and the Takedown 1(b) Lots shall be paid to Seller by Purchaser, in full, at the Takedown 1(b) Closing.

8.         Construction.  Each of the Parties acknowledges that they, and their respective counsel, substantially participated in the negotiation, drafting and editing of this Amendment. Accordingly, the Parties agree that the provisions of this Amendment shall not be construed or interpreted for or against any Party hereto based on authorship.

9.          Authority.  Each Party represents and warrants that is has the power and authority to execute this Amendment and that there are no third party approvals required to execute this Amendment or to comply with the terms or provisions contained herein.

10.        Headings.  The Section headings used herein shall have absolutely no legal significance and are used solely for convenience of reference.

11.        Ratified and Confirmed.  The Contract, except as modified by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect in accordance with its original terms and provisions. In the case of any conflict between the terms of this Amendment and the provisions of the Contract, the provisions of this Amendment shall control.

12.       Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and both of which together shall be deemed to constitute one and the same instrument.  Each of the Parties shall be entitled to rely upon a counterpart of this Amendment executed by the other Party and sent via facsimile or e-mail transmission.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

SELLER:

PCY HOLDINGS, LLC, a Colorado limited liability company

By:	/s/ Mark Harding
Name:	Mark Harding
Title:	President

PURCHASER:

KB HOME COLORADO INC., a Colorado corporation

By:	/s/ Randy Carpenter
Name:	Randy Carpenter
Title:	President

SIGNATURE PAGE TO TWELFTH AMENDMENT

Exhibit A
(First Closing Lots)

LOTS 1 THROUGH 5, INCLUSIVE, AND LOTS 14 THROUGH 22, INCLUSIVE, BLOCK 12;

LOTS 1 THROUGH 11, INCLUSIVE, BLOCK 13;

SKY RANCH SUBDIVISION FILING NO. 1, RECORDED JULY 20, 2018 UNDER RECEPTION NO. D8071296, COUNTY OF ARAPAHOE, STATE OF COLORADO.

Exhibit B
(Model Home Closing Lots)

LOTS 1 THROUGH 4, INCLUSIVE, BLOCK 12;

SKY RANCH SUBDIVISION FILING NO. 1, RECORDED JULY 20, 2018 UNDER RECEPTION NO. D8071296, COUNTY OF ARAPAHOE, STATE OF COLORADO.